UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported)    November 12, 2015

AVNET, INC.
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the shareholders at the Company’s 2015 Annual Meeting of Shareholders, the results of which are as follows:

1.

The shareholders elected the ten nominees to the Board of Directors, each to serve until the next annual meeting and until their successors have been elected and qualified.  The voting results for each nominee were as follows:

Director	For	Against	Abstain	Broker Non-Votes

Rodney C. Adkins	115,359,237	912,226	977,448	5,187,585
William J. Amelio	116,218,415	51,916	978,580	5,187,585
J. Veronica Biggins	115,252,327	1,011,885	984,699	5,187,585
Michael A. Bradley	116,203,252	67,832	977,827	5,187,585
R. Kerry Clark	115,643,680	628,286	976,945	5,187,585
Richard P. Hamada	116,210,122	57,665	981,124	5,187,585
James A. Lawrence	116,208,377	63,850	976,684	5,187,585
Avid Modjtabai	116,213,456	57,890	977,565	5,187,585
Ray M. Robinson	97,884,307	18,388,037	976,567	5,187,585
William H. Schumann III	116,204,443	68,388	976,080	5,187,585

2.	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved, having received the following votes:

For	Against	Abstain	Broker Non-Votes
113,654,743	2,543,892	1,050,276	5,187,585

3.	The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2016. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
120,649,778	800,974	985,744	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2015	AVNET, INC.
Registrant

	By:	/s/ Kevin Moriarty
Name: Kevin Moriarty
Title: Senior Vice President and
Chief Financial Officer